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                          EXHIBIT 23.1


                  INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference of our report dated January 11, 2000, accompanying the financial statements of Credo Petroleum Corporation, which are also incorporated by reference in the Form S-8 Registration Statement of Credo Petroleum Corporation and to the use of our name as appearing under the heading Exhibits' in the Registration Statement.

/s/  HEIN + ASSOCIATES LLP




Denver, Colorado
October 4, 2000